UNITED STATES DISTRICT COURT FOR THE
                          EASTERN DISTRICT OF VIRGINIA
                                Norfolk Division

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LAWRENCE D'ADDARIO, suing individually and derivatively on behalf of RMS
TITANIC, INC.,

                                    Plaintiff,

                                                        Case No. 2:02cv250 (RBS)
v.

ARNIE GELLER, STEVEN COUTURE, as Executor of the Estate of Gerald Couture, and RMS TITANIC, INC.,

                                    Defendants.
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                              SETTLEMENT AGREEMENT

         Plaintiff Lawrence D'Addario ("Plaintiff"), on the one hand, and defendants Arnie Geller, Steven Couture, as Executor of the Estate of Gerald Couture, and R.M.S. Titanic, Inc. (collectively, Defendants), on the other hand, enter into this agreement ("Settlement Agreement") contingent upon the occurrence of the events described in Paragraph 1 below:
         WHEREAS, after three and a half years of litigation, the parties resolve to amicably settle this litigation in an effort to avoid or reduce any further expense associated with the continued litigation over the matters raised in the complaints filed in the above-captioned matter in April 2002 and filed in the action styled Shuttle v. Geller, Case No. 8:03CV2515-T-26(MAP) (the "Class Action") in November 2003, pending in the United States District Court for the Middle District of Florida;
         NOW, THEREFORE, IT IS AGREED by the undersigned parties, in consideration of the mutual undertakings contained herein and for other valuable consideration, the sufficiency of which is hereby acknowledged, that:

1. In addition to paragraphs 3 and 4 below, the terms of this Settlement Agreement are contingent upon each and every of the following events:
         (1) the United States District Court for the Eastern District of Virginia's (the "Virginia Court") approval of this Settlement Agreement in the above-styled action (the "Derivative Action") after a fairness hearing as contemplated by Rule 23.1 of the Federal Rules of Civil Procedure; (2) the Virginia Court's approval of the method and contents of the notice of this Settlement Agreement to RMST's shareholders; (3) the entry of final judgment by the Virginia Court; (4) the United States District Court for the Middle District of Florida's (the "Florida Court") approval of this Settlement Agreement and notice after a fairness hearing as contemplated by Rule 23(e) of the Federal Rules of Civil Procedure, in the Class Action; and (5) the entry of final judgment by the Florida Court;

2. The Corporate Governance Plan, attached hereto as Exhibit A, is hereby incorporated by reference and shall be deemed part of this Settlement Agreement;

3. Upon the occurrence of the events described in paragraph 1 above, defendants shall pay $300,000 to plaintiff's counsel, Storch Amini & Munves PC ("SAM"), in settlement of all fees and costs incurred by SAM; Brydges, Geroe, Rosenblatt & O'Brien, PLLC; Bales & Sommers, P.A. (collectively, "D'Addario and Shuttle Counsel"); and plaintiff's out-of-pocket expenses. Defendants must pay this fee within 5 (five) business days of the occurrence of the events described in paragraph 1 above. Failure of Defendants to pay D'Addario and Shuttle Counsels' fee shall be deemed a breach of this Settlement Agreement.

4. Upon the occurrence of the events described in paragraphs 1 and 3 above, the parties shall execute mutual releases arising from the claims asserted in the Derivative Action and Class Action, respectively. Notwithstanding the issuance of releases, nothing herein shall be construed to prevent a party from seeking injunctive relief to enforce the terms of this Settlement Agreement, as provided in the Corporate Governance Plan.

5. Upon the occurrence of the events described in paragraphs 1, 3 and 4 above, all parties agree to be bound by the terms of this Settlement Agreement.

6. All parties agree to use reasonable efforts to seek approval of this Settlement Agreement from both the Virginia Court and the Florida Court.

7.       This  Settlement   Agreement  and  all  disputes   arising  under  this
         Settlement Agreement shall be governed by the laws of the State of Florida, without regard to its conflict of laws principles.

8. The failure of any party to this Settlement Agreement to object to, or to take affirmative action with respect to, any conduct of any other party which is in violation of the terms of this Settlement Agreement shall not be construed as a waiver of the violation or breach of any future violation, breach or wrongful conduct. All waivers must be in writing by the party purporting to have waived any right or benefit hereunder, and no single waiver shall constitute any future waiver with respect to any terms of this Settlement Agreement.

9. None of the signatories hereto or their counsel shall be considered to be the drafter hereof or any provision hereof for the purpose of any statute, case law or rule of interpretation or construction that would or might cause any provision to be construed against the drafter hereof.

10. The undersigned parties mutually warrant that no promise or inducement has been offered to any of them relating to the subject matters of this Settlement Agreement, other than as stated herein, and that this Settlement Agreement is executed without reliance upon any statement or representations by any of the parties released herein or their representatives, agents or attorneys. This Settlement Agreement constitutes the entire agreement between the parties hereto relating to the subject matter of this Settlement Agreement and there are no agreements, undertakings or conditions between such parties that are not stated therein.

11. No provision of this Settlement Agreement creates any right on the part of or is enforceable by any person or entity that is not a signatory to this Settlement Agreement. There are no third-party beneficiaries to this Settlement Agreement.

12. The Settlement Agreement cannot be altered or amended absent the written consent of the parties hereto and/or their successors or assigns.

13. This Settlement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns.

14. The parties have read this Settlement Agreement and have consulted with and received the advice of competent counsel before entering into this Settlement Agreement.

15. The undersigned represent and warrant that they are authorized to execute this Settlement Agreement on behalf of their respective entities.

16. This Settlement Agreement may be executed in any number of counterparts, in either original or facsimile form, each of which will be deemed to be an original, and all of which when taken together will constitute a single instrument. This Settlement Agreement shall not be binding until signed by all parties.

AGREED TO AND ACCEPTED BY:

Lawrence D `Addario:                ____________________       Date:__________



Arnie Geller:                       ____________________       Date:__________



Steven Couture, as Executor
Of the Estate of Gerald Couture     ____________________       Date:__________



R.M.S. Titanic, Inc.                ____________________       Date:__________
         By:
         Title:



Premier Exhibitions, Inc.           ____________________       Date:__________
         By:
         Title: